FIRST CHESTER COUNTY CORPORATION

RESTRICTED STOCK

AWARD AGREEMENT

FOR

[ELIGIBLE PARTICIPANT NAME]

______________________________

DATE OF GRANT: FEBRUARY 7, 2008

We are pleased to advise you that First Chester County Corporation (the “Corporation”) hereby grants to you under the First Chester County Corporation 2005 Restricted Stock Plan (the “Plan”), an award of restricted stock with respect to _________ shares of Common Stock of the Corporation, subject to your signing this Agreement and the provisions hereof. This award is subject in all respects to the applicable provisions of the Plan and the Corporation’s Executive Incentive Plans (the “EIP”), complete copies of which have been furnished to you and receipt of which you acknowledge by acceptance of the award. Such provisions are incorporated herein by reference and made a part hereof (including all defined terms).

1.          Issuance of Shares. Upon your execution and delivery of this Agreement and one or more instruments of transfer relating to all shares issuable pursuant to this Agreement (the “Shares”), you will be issued ________Shares of Common Stock as of February 7, 2008 (the “Grant Date”), subject to the terms, conditions and restrictions of this Agreement and the Plan. Such Shares shall be registered in your name, but the Corporation shall retain custody of any certificates issued for such Shares pending the vesting or forfeiture thereof. Upon the vesting of any such Shares, including satisfaction of all conditions relating thereto, the Corporation shall deliver to you the certificates for such Shares.

2.          Vesting; Number of Shares.    Shares (the “Vested Shares”) issued to you under this Agreement shall vest on February 7, 2011 (the “Vesting Date”), subject to determination of the number of Vested Shares (which number shall be subject to verification by the Corporation’s independent registered audit firm), as provided in this Section 2, and subject to Sections 3 and 4. The number of Vested Shares will be determined based upon the Corporation’s Earnings Per Share and Efficiency Ratio for the year ending December 31, 2010. At least one of the two performance measures must meet the threshold level for any Shares to become Vested Shares.

Performance Measure	Threshold	Target	Maximum
EPS (60%)
Efficiency Ratio (40%)

	Threshold	Target	Maximum
Vested Shares if EPS meets stated level
Vested Shares if Efficiency Ratio meets stated level

The number of Shares to become Vested Shares will not be interpolated between points for performance between points. The total number of Vested Shares will equal the sum of the Vested Shares for both performance measures. By way of example, if both performance measures are met at the Target level, the total number of Vested Shares will be _____ shares.

The “Efficiency Ratio” is defined as (a) Non-Interest Expense divided by (b) the sum of: (I) Tax Equivalent Net Interest Income before the Provision for Loan and Lease Losses and (II) Non-Interest Income. “EPS” will be Basic earnings per common shares as determined in accordance.

3.          Conditions to Vesting. As a condition to the vesting of any portion of the Shares, all of the following conditions must be fully satisfied on the applicable vesting date:

(i)        You must be employed by or engaged to provide services to (and, at all times subsequent to the Grant Date, have been continuously employed by or engaged to provide services to) the Corporation or its affiliates, and no event shall have occurred which, with due notice or lapse of time, or both, would entitle the Corporation to terminate your employment or engagement with the Corporation or its affiliates.

(ii)       You must not be in breach or default of any obligation to the Corporation, whether or not contained in any agreement with the Corporation or imposed by law.

4.          Retirement, Death, Disability or Change in Control. The Vesting Date shall be accelerated in the event: (A) you die; (B) you incur a Disability; (C) you retire (as defined in the Corporation’s retirement plans); or (D) a Change of Control occurs; provided, however, that you satisfy the requirements of Section 3 of this Agreement, and provided further that (i) in the case of acceleration for the events listed in (A) through (C), the number of Vested Shares shall result in pro-rated awards as provided in the EIP, and (ii) in the case of acceleration for the events listed in (D), the number of Vested Shares remains subject to determination in accordance with the provisions set forth in Section 2 of this Agreement. The terms “Disability” and “Change of Control” are defined in the Plan.

5.          Transferability. The Shares of Common Stock issued to you under this Agreement, and your rights under this Agreement, shall not be transferable by you in any manner (whether by sale, pledge, gift, hypothecation or otherwise) prior to the date such Shares become vested under the terms of this Agreement and the Plan, except in the case of your death.

6.          Restrictive Legend. Certificates for the Shares with respect to which the restrictions have not lapsed shall be inscribed with the following legend:

“The shares of stock evidenced by this certificate are subject to the terms and restrictions of a Restricted Stock Award Agreement. They are subject to forfeiture under the terms of that Agreement if they are transferred, sold, pledged, given, hypothecated, or otherwise disposed of, other than through death. A copy of that Agreement is available from the Secretary of First Chester County Corporation upon request.”

7.        Removal of Restrictive Legend. When the restrictions on any Shares lapse, the Corporation shall cause a replacement stock certificate for those Shares, without the legend referred to in Section 6, to be issued and delivered to you, as soon as practicable.

8.        No Right to Employment. Neither the award of Shares pursuant to this Agreement nor any provision of this Agreement shall be construed (i) to give you any right to continued employment with the Corporation or (ii) as an amendment to your employment agreement with the Corporation.

9.          Forfeiture. Shares of Common Stock issued to you under this Agreement not previously vested hereunder shall be forfeited as of the date your employment by, or engagement to provide services to, the Corporation and all affiliates thereof terminates or if you transfer the Shares in contravention of the terms of this Agreement. Following such a forfeiture, you shall have no rights whatsoever with respect to the Shares of Common Stock forfeited.

10.        Voting, Dividend and Tender Offer Rights. You shall have all voting, dividend and tender offer rights with respect to Shares of Common Stock issued to you under this Agreement whether or not such Shares are vested or unvested. Cash dividends shall be distributed to you. Stock dividends shall be issued to you and shall become vested under the same terms and conditions as the Shares under the award of restricted stock to which they pertain.

11.        Withholding of Applicable Taxes. It shall be a condition to the Corporation’s obligation to deliver Common Stock to you pursuant to this Agreement that you pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) the Corporation is obligated to collect with respect to the delivery of Common Stock under this Agreement, including any applicable federal, state, or local withholding or employment taxes.

12.        Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Corporation and you.

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The undersigned hereby acknowledges this award of restricted stock on behalf of the Corporation.

FIRST CHESTER COUNTY CORPORATION

By:	_____________________________________

Title: _____________________________________

To indicate your acceptance and agreement to this Restricted Stock Award, please execute and immediately return to the Corporation the enclosed duplicate original of this Agreement.

The undersigned (the “Participant”) acknowledges receipt of a copy of the Plan, the EIP, and a copy of the Prospectus covering the Restricted Stock to be issued pursuant to the Plan, and the Participant represents that he or she has read and is familiar with the terms, conditions and provisions thereof and hereby accepts this Restricted Stock Award subject to all the terms, conditions and provisions thereof. The Participant hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors or the Administrator upon any questions arising under the Plan.

ACCEPTED AND AGREED TO:

Employee’s name

Date